UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2016

Central Index Key Number of the issuing entity: 0001688957

Wells Fargo Commercial Mortgage Trust 2016-C37

(Exact name of Issuing Entity)

Central Index Key Number of the depositor: 0000850779

Wells Fargo Commercial Mortgage Securities, Inc.

(Exact Name of Registrant as Specified in its Charter)

Central Index Key Number of the sponsor: 0000312070

Barclays Bank PLC

Central Index Key Number of the sponsor: 0001541468

Ladder Capital Finance LLC

Central Index Key Number of the sponsor: 0000740906

Wells Fargo Bank, National Association

Central Index Key Number of the sponsor: 0001624053

Silverpeak Real Estate Finance LLC

Central Index Key Number of the sponsor: 0001592182

Rialto Mortgage Finance, LLC

Central Index Key Number of the sponsor: 0001541214

C-III Commercial Mortgage LLC

(Exact Names of the Sponsors as Specified in their Charters)

North Carolina	333-206677-12	56-1643598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 South College Street, Charlotte, North Carolina	28288-1066
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code (704) 374-6161

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 22, 2016, Wells Fargo Commercial Mortgage Securities, Inc. (the “Registrant”) caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of December 1, 2016 (the “Pooling and Servicing Agreement”), between the Registrant, as depositor, Wells Fargo Bank, National Association, as master servicer, LNR Partners, LLC, as special servicer, Wells Fargo Bank, National Association, as certificate administrator, Wilmington Trust, National Association, as trustee, and Trimont Real Estate Advisors, LLC, as operating advisor and as asset representations reviewer, of the Wells Fargo Commercial Mortgage Trust 2016-C37, Commercial Mortgage Pass-Through Certificates, Series 2016-C37 (the “Certificates”). The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class X-A, Class X-B, Class B and Class C Certificates (collectively, the “Publicly Offered Certificates”) were sold to Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc. and Deutsche Bank Securities Inc., as underwriters (collectively, in such capacities, the “Underwriters”), pursuant to an Underwriting Agreement, dated as of December 9, 2016, between the Registrant, Wells Fargo Bank, National Association, and the Underwriters.

On December 22, 2016, the Class X-D, Class X-EF, Class X-G, Class X-H, Class X-J, Class D, Class E, Class F, Class G, Class H, Class J, Class V and Class R Certificates (collectively, the “Privately Offered Certificates”) were sold to Wells Fargo Securities, LLC, UBS Barclays Capital Inc., Academy Securities, Inc. and Deutsche Bank Securities Inc., as initial purchasers (collectively, in such capacities, the “Initial Purchasers”), pursuant to a Certificate Purchase Agreement, dated as of December 9, 2016, between the Registrant, Wells Fargo Bank, National Association, and the Initial Purchasers. The Privately Offered Certificates were sold in transactions exempt from registration under the Securities Act of 1933, as amended.

The Certificates represent, in the aggregate, the entire beneficial ownership in Wells Fargo Commercial Mortgage Trust 2016-C37, a common law trust fund formed on December 22, 2016 under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Issuing Entity’s primary assets are sixty-three (63) commercial, multifamily and manufactured housing community mortgage loans (the “Mortgage Loans”). The net proceeds of the sale of the Certificates were applied to the purchase of the Mortgage Loans by the Registrant from Barclays Bank PLC, Ladder Capital Finance LLC, Wells Fargo Bank, National Association, Silverpeak Real Estate Finance LLC, Rialto Mortgage Finance, LLC and C-III Commercial Mortgage LLC.

The Registrant sold all of the Publicly Offered Certificates, having an aggregate certificate balance of $656,693,000, on December 22, 2016. The net proceeds of the offering to the Registrant of the issuance of the Publicly Offered Certificates, after deducting expenses payable by the Registrant of $6,309,181, were approximately $700,481,975. Of the expenses paid by the Registrant, approximately $127,300 were paid directly to affiliates of the Registrant, $1,508,757 in the form of fees were paid to the Underwriters, $457,067 were paid to or for the Underwriters and $4,216,057 were other expenses. All of the foregoing expense amounts are the Registrant’s reasonable estimates of such expenses. No underwriting discounts and commissions or finder’s fees were paid by the Registrant; the Publicly Offered Certificates were offered by the Underwriters for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. The Registrant also sold to the Initial Purchasers on such date the Privately Offered Certificates, having an aggregate certificate balance of $93,813,779, in each case in private placement transactions exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act. Further information regarding such sales has been previously provided on the Registrant’s Current Report on Form 8-K, filed December 22, 2016 (including, as to the price per class of Publicly Offered Certificates, on Schedule I to the Underwriting Agreement filed as an exhibit thereto) and in its Prospectus, dated December 12, 2016. The related registration statement (file no. 333-206677) was originally declared effective on November 23, 2015.

In connection with the issuance and sale to the Underwriters of the Publicly Offered Certificates, a legal opinion was rendered related to the validity of, and certain federal income tax considerations relating to, the Publicly Offered Certificates, which legal opinion is attached as an exhibit to this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

5.1	Legality Opinion of Sidley Austin LLP, dated December 22, 2016.

8.1	Tax Opinion of Sidley Austin LLP, dated December 22, 2016 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS FARGO COMMERCIAL MORTGAGE SECURITIES, INC.

By:	/s/ Matthew Orrino
Name: Matthew Orrino
Title: Director

Dated: December 22, 2016

Exhibit Index

Exhibit No.	Description

5.1	Legality Opinion of Sidley Austin LLP, dated December 22, 2016.

8.1	Tax Opinion of Sidley Austin LLP, dated December 22, 2016 (included as part of Exhibit 5.1).

23.1	Consent of Sidley Austin LLP (included as part of Exhibit 5.1).